EXHIBIT (a)(4)

                                STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION

Pursuant to Title 12, Section 3810(e) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.  Name of Statutory Trust: YieldQuest Funds Trust.

2. That a Certificate of Amendment to Certificate of Trust was filed by the Secretary of State of Delaware on December 19, 2007, and that said Certificate requires correction permitted by Section 3810(e) of the Statutory Trust.

3. That the Certificate of Amendment to Certificate of Trust was erroneously filed with the Secretary of State of Delaware on December 19, 2007 under the direction of the Statutory Trust's administrator at the time of such filing.

4. That the Certificate of Amendment to Certificate of Trust filed with the Secretary of State of Delaware on December 19, 2007 is hereby rendered null and void.

5.  This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the __ day of February, 2009.

                                                 By: ___________________________
                                                          Jay K. Chitnis
                                                              Trustee

                                                 By: ___________________________
                                                         Denise M. Buchanan
                                                              Trustee

                                                 By: ___________________________
                                                          Gary D. Campbell
                                                              Trustee

                                                 By: ___________________________
                                                            Craig Ruff
                                                              Trustee